PTC Announces Record Q4 and Full Fiscal 2008 Revenue

Issues Q1 Guidance and Full Fiscal Year 2009 Targets

NEEDHAM, Mass.—October 28, 2008 --PTC (Nasdaq: PMTC - News), The Product Development Company®, today reported results for its fiscal fourth quarter and year ended September 30, 2008.

Highlights

•	Q4 non-GAAP Results: Revenue of $300.2 million and EPS of $0.45
•	Q4 GAAP Results: Revenue of $299.5 million and EPS of $0.31

•	FY 2008 non-GAAP Results: Revenue of $1,075 million with EPS of $1.36
•	FY 2008 GAAP Results: Revenue of $1,070 million with EPS of $0.68

•	Q1 non-GAAP Guidance: Revenue of $250 to $260 million with EPS of $0.23 to $0.29
•	Q1 GAAP Guidance: Revenue of $250 to $260 million with EPS of $0.11 to $0.17

•	FY 2009 non-GAAP Target: Revenue of $1,100 million with EPS of $1.35 to $1.40
•	FY 2009 GAAP Target: Revenue of $1,100 million with EPS of $0.85 to $0.90

Q4 Results

C. Richard Harrison, president and chief executive officer, commented, “We achieved record revenue in our fourth quarter and full fiscal year. Our non-GAAP year-over-year revenue growth was 13% in the fourth quarter and 14% for the full year, reflecting contribution from the CoCreate Software business acquired on November 30, 2007, favorable currency impact and organic growth. Importantly, we achieved $502 million in non-GAAP maintenance revenue in FY’08, which is largely a recurring revenue stream, and our reseller channel delivered 39% year-over-year growth.” GAAP year-over-year revenue growth was 12% for the fourth fiscal quarter and 14% for the full year. GAAP maintenance revenue was $498 million. Non-GAAP revenue and non-GAAP maintenance revenue exclude the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of approximately $1 million in the fourth quarter and $5 million for the full year.

The following tables provide further detail on PTC’s GAAP revenue performance by line of business, region and distribution channel. Further financial and operating metrics are available on PTC’s web site at www.ptc.com/for/investors.htm.

($ in millions)	Q4 FY’07	Q1 FY’08	Q2 FY’08	Q3 FY’08	Q4 FY’08	Q4 Y-Y Change	FY’08	FY Y-Y Change
License	$96.1	$67.2	$72.9	$77.6	$98.5	3%	$316.2	7%
Services	64.6	60.2	63.8	63.8	68.8	7%	256.6	8%
Maintenance	106.0	113.8	121.1	130.3	132.2	25%	497.5	22%
Total	$266.7	$241.2	$257.8	$271.7	$299.5	12%	$1,070.3	14%

Europe	$101.6	$101.6	$106.2	$111.8	$130.7	29%	$450.3	27%
Americas	102.2	84.5	88.2	90.0	101.9	0%	364.6	0%
Pacific Rim	34.3	30.0	33.5	34.2	39.5	15%	137.2	9%
Japan	28.6	25.1	29.9	35.7	27.4	-4%	118.2	21%
Total	$266.7	$241.2	$257.8	$271.7	$299.5	12%	$1,070.3	14%

Direct	$215.3	$182.5	$190.3	$201.3	$224.2	4%	$798.4	7%
Channel	51.4	58.7	67.5	70.4	75.3	47%	271.9	39%
Total	$266.7	$241.2	$257.8	$271.7	$299.5	12%	$1,070.3	14%

Harrison added, “In the fourth quarter, PTC received major orders from leading organizations, including Continental AG, Cisco, China Shipbuilding Group, EADS, Gildemeister, Hager, Kellog Brown and Root, NASA, SMS Demag AG, Redcats, Schaeffler, Toyota, Tyco, US Army, Wuhan Ship Development and Xian Aircraft.”

(continues)

“There were 25 customers from which we recognized more than $1 million of license and services revenue in Q4. This compares to 13 customers last quarter and 22 in the same period last year. We recognized $61.3 million of license and services revenue from such customers in Q4, compared with $35.6 million last quarter and $58.2 million in Q4 of last year.”

Neil Moses, chief financial officer, commented, “We delivered 24.9% non-GAAP operating margin in the fourth quarter, an 80 basis point improvement from the same period last year. Our FY’08 non-GAAP operating margin of 21.6% is up 460 basis points over fiscal 2007.” GAAP operating margins for Q4 of 2008 and the full fiscal year 2008 were 15.8% and 11.7%, respectively. The Company’s non-GAAP tax rate was 27% in Q4 of 2008 and 31% for the full year. PTC’s GAAP tax rate was 22% in Q4 and 33% for the full year.

Moses continued, “During the quarter, we recorded a $4.7 million restructuring charge related to our ongoing globalization initiative as we continue to transition certain back-office functions to lower cost regions.”

Moses added, “Cash flow from operations was $41 million for the fourth quarter. We generated $222 million of cash flow from operations for the full fiscal year, compared to $127 million in FY’07. We used $11 million in Q4 to repay amounts borrowed under our revolving credit facility to finance the CoCreate acquisition, leaving an outstanding loan balance of $89 million at the end of the fourth quarter. Cash and cash equivalents were $257 million at the end of fiscal 2008.”

FY’09 Outlook

For the fiscal year ending September 30, 2009, PTC currently expects revenue to be approximately $1,100 million with non-GAAP earnings per diluted share in the range of $1.35 to $1.40. PTC expects GAAP earnings per diluted share in the range of $0.85 to $0.90 for the 2009 fiscal year. The full fiscal year guidance assumes a non-GAAP and GAAP tax rate of 30%.

The non-GAAP earnings guidance excludes approximately $47 million of stock-based compensation expense, $37 million of acquisition-related intangible asset amortization expense and the related income tax effects.

Harrison said, “Given the potential impact of a slowing economy in 2009 and currency fluctuations, we believe that our outlook and initiatives reflect a warranted balance of caution about next year and optimism about the longer-term health and growth potential of the business. We start the year with an expanded direct sales force resulting from investments made in fiscal 2008, and intend in fiscal 2009 to increase our investment in marketing in support of our reseller channel, in sales to develop a network of enterprise resellers, in services to develop an ecosystem of strategic services partners, and in R&D to further improve the breadth and competitiveness of our product portfolio.”

Moses added, “We remain focused on enhancing our longer-term business model through our on-going efforts to evolve our distribution model, globalize our workforce, and leverage the value of our Services business. Given the current difficult economic outlook, we are expecting FY’09 non-GAAP operating margins to be comparable to FY’08; however, we remain committed to further expanding our operating margins over the longer-term and believe the strategic investments we are making this year position us well for the future. Should our revenue estimates prove conservative for the year, there is opportunity for continued margin expansion in FY’09.”

Q1 FY’09 Outlook

“Looking forward to Q1, we are currently expecting revenue to be between $250 million and $260 million,” said Harrison. “Non-GAAP earnings per diluted share are expected to be between $0.23 and $0.29.” PTC expects GAAP Q1 earnings per diluted share between $0.11 and $0.17. The Q1 guidance assumes a non-GAAP and GAAP tax rate of 30%.

The Q1 non-GAAP earnings guidance excludes approximately $11 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expenses and the related income tax effects.

(continues)

Earnings Conference Call and Webcast

What:	PTC Fiscal Q4 Conference Call and Webcast

IMPORTANT: Supplemental financial and operating metric information and prepared remarks with respect to tomorrow’s conference call have been posted to the investor relations section of our website at www.ptc.com. The prepared remarks will not be read live; the call will be primarily Q&A.

When:	Wednesday, October 29, 2008 at 8:30 a.m. Eastern Time

Dial-in:	1-888-566-8560 or 1-517-623-4768
Call Leader: Richard Harrison
Passcode: PTC

Webcast:	http://www.ptc.com/for/investors.htm
Replay:	The audio replay of this event will be archived for public replay until 4:00 pm on November 3, 2008 at 1-866-516-0671 or 1-203-369-2035. To access the replay via webcast, please visit

http://www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References

PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue excludes the effect of purchase accounting on the fair value of the acquired deferred maintenance revenue balance of CoCreate Software GmbH. Non-GAAP operating margin and EPS also exclude, as applicable, stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expenses, restructuring expenses, non-cash effects of liquidating subsidiaries and the related tax effects of the preceding items and any one-time tax items, such as valuation allowance reversals. PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for certain non-cash and certain episodic expenses. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies. PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results. Please refer to the attached tables for a reconciliation between GAAP results and the non-GAAP supplemental information.

About PTC

PTC (Nasdaq: PMTC - News) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 50,000 companies worldwide. PTC customers include the world’s most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P Midcap 400 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

Statements in this news release that are not historical facts, including statements about our confidence that we will achieve our fiscal 2009 financial targets, our expected revenue growth rates, anticipated tax rates, projected revenue and earnings and the impact of our planned strategic investments on our future success, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our customers may not continue to spend at recent levels or may elect to defer or forego investment in our solutions in the current economic climate and the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including geographic mix of our revenue and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

(continues)

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Revenue:
License	$98,533	$96,103	$316,191	$296,125
Service	201,014	170,549	754,139	645,154
Total revenue	299,547	266,652	1,070,330	941,279

Costs and expenses:
Cost of license revenue(1)	9,149	4,228	29,255	16,083
Cost of service revenue(1)	79,637	69,872	301,531	274,727
Sales and marketing(1)	83,731	76,521	306,880	292,215
Research and development(1)	47,366	44,416	182,022	162,351
General and administrative(1)	23,176	23,288	87,829	79,777
Amortization of acquired intangible assets	4,327	2,027	15,579	7,467
In-process research and development	--	--	1,887	544
Restructuring charges	4,735	15,347	20,102	15,347
Total costs and expenses	252,121	235,699	945,085	848,511

Operating income	47,426	30,953	125,245	92,768
Other income (expense), net	(500)	2,496	(6,359)	6,892
Income before income taxes	46,926	33,449	118,886	99,660
Provision for (benefit from) income taxes	10,422	2,810	39,184	(43,996)
Net income	$36,504	$30,639	$79,702	$143,656
Earnings per share:
Basic	$0.32	$0.27	$0.70	$1.27
Weighted average shares outstanding	113,829	113,104	113,703	112,734
Diluted	$0.31	$0.26	$0.68	$1.22
Weighted average shares outstanding	118,780	117,702	117,870	117,494

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Cost of license revenue	$12	$38	$38	$138
Cost of service revenue	2,305	2,741	9,172	7,412
Sales and marketing	3,296	3,059	12,229	8,985
Research and development	2,500	2,676	9,429	7,205
General and administrative	3,602	5,424	13,528	12,705
Total stock-based compensation	$11,715	$13,938	$44,396	$36,445

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
GAAP revenue	$299,547	$266,652	$1,070,330	$941,279
Fair value adjustment of acquired CoCreate deferred maintenance revenue	668	--	4,588	--
Non-GAAP revenue	$300,215	$266,652	$1,074,918	$941,279

GAAP operating income	$47,426	$30,953	$125,245	$92,768
Fair value adjustment of acquired CoCreate deferred maintenance revenue	668	--	4,588	--
Stock-based compensation	11,715	13,938	44,396	36,445
Amortization of acquired intangible assets included in cost of license revenue	5,991	1,925	19,841	6,820
Amortization of acquired intangible assets included in cost of service revenue	16	16	67	82
Amortization of acquired intangible assets	4,327	2,027	15,579	7,467
In-process research and development	--	--	1,887	544
Restructuring charge	4,735	15,347	20,102	15,347
Non-GAAP operating income	$74,878	$64,206	$231,705	$159,473

GAAP net income	$36,504	$30,639	$79,702	$143,656
Fair value adjustment of acquired CoCreate deferred maintenance revenue	668	--	4,588	--
Stock-based compensation	11,715	13,938	44,396	36,445
Amortization of acquired intangible assets included in cost of license revenue	5,991	1,925	19,841	6,820
Amortization of acquired intangible assets included in cost of service revenue	16	16	67	82
Amortization of acquired intangible assets	4,327	2,027	15,579	7,467
In-process research and development	--	--	1,887	544
Restructuring charge	4,735	15,347	20,102	15,347
One-time non-cash loss included in other income (expense), net (1)	--	--	6,206	--
Income tax adjustments (2)	(9,984)	(20,760)	(32,355)	(93,684)
Non-GAAP net income	$53,972	$43,132	$160,013	$116,677

GAAP diluted earnings per share	$0.31	$0.26	$0.68	$1.22
Stock-based compensation	0.10	0.12	0.38	0.31
All other items identified above	0.04	(0.01)	0.30	(0.54)
Non-GAAP diluted earnings per share	$0.45	$0.37	$1.36	$0.99

Weighted average shares outstanding - diluted	118,780	117,702	117,870	117,494

(1)	Reflects a one-time non-cash loss of $6.2 million recorded in the third quarter of 2008 from liquidations of certain legal entities related to previous acquisitions.
(2)	Reflects the tax effect of non-GAAP adjustments above, as well as the effect of one-time tax benefits recorded in:
a.	the fourth quarter of 2008 of $1.9 million; and
b.

the third quarter of 2007 due to the reversal of the valuation allowance recorded in the United States and a foreign jurisdiction of $58.9 million and the favorable resolution of a tax claim of $3.9 million.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	September 30,
	2008	2007

ASSETS

Cash and cash equivalents	$256,941	$263,271
Accounts receivable, net	201,509	217,101
Property and equipment, net	55,253	54,745
Goodwill and acquired intangibles, net	587,537	325,052
Other assets	248,333	230,144

Total assets	$1,349,573	$1,090,313

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deferred revenue	$258,295	$227,164
Borrowings under revolving credit facility	88,505	--
Other liabilities	300,248	268,642
Stockholders’ equity	702,525	594,507

Total liabilities and stockholders’ equity	$1,349,573	$1,090,313

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$36,504	$30,639	$79,702	$143,656
Stock-based compensation	11,715	13,938	44,396	36,445
Amortization of acquired intangible assets	10,334	3,969	35,487	14,370
Depreciation and other amortization	6,203	6,348	24,534	24,829
Accounts receivable	(27,813)	(36,267)	42,006	(2,784)
Accounts payable and accruals (1)	17,942	22,675	(11,213)	(3,556)
Deferred revenue	(14,228)	(23,841)	2,077	(2,387)
In-process research and development	--	--	1,887	544
Income taxes	(7,362)	1,636	(5,717)	(60,672)
Other	7,839	(6,795)	9,081	(23,071)
Net cash provided by operating activities	41,134	12,302	222,240	127,374

Capital expenditures	(4,947)	(6,918)	(25,439)	(24,057)
Acquisitions of businesses, net of cash acquired (2)	--	(2,574)	(261,592)	(31,092)
Proceeds (payments) from debt, net	(10,860)	--	88,139	--
Repurchases of common stock	--	(8,143)	(27,297)	(9,952)
Other investing and financing activities	4,928	1,626	1,615	8,928
Foreign exchange impact on cash	(15,334)	7,022	(3,996)	8,622

Net change in cash and cash equivalents	14,921	3,315	(6,330)	79,823
Cash and cash equivalents, beginning of period	242,020	259,956	263,271	183,448
Cash and cash equivalents, end of period	$256,941	$263,271	$256,941	$263,271

(1)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(2)	Acquisitions of businesses:
a.	The year ended September 30, 2008 includes $248 million for our acquisition of CoCreate and $14 million for two other acquisitions, net of cash acquired.
b.

The year ended September 30, 2007 includes $16 million for our acquisition of ITEDO and $7 million for our acquisition of NC Graphics, both net of cash acquired; $2 million of contingent purchase price earned in the first quarter of 2007 related to 2006 acquisitions; $2 million for our acquisition of Net Regulus; and $4 million for the acquisition of the remaining equity interest in a controlled subsidiary.